EXHIBIT 99.1

Fifth Street Finance Corp. Receives Improved Rating Outlook From Standard & Poor's, Highlighting Senior Secured Portfolio and Diversified Funding Sources

WHITE PLAINS, NY, May 5, 2014 (GLOBE NEWSWIRE) -- Fifth Street Finance Corp. (NASDAQ:FSC) ("FSC") announced today that Standard & Poor's Rating Services ("S&P") has revised FSC's outlook to 'positive' from 'stable,' citing the company's consistent performance, focus on senior secured lending and the continued diversification of its funding sources. S&P has also affirmed FSC's investment grade 'BBB-' rating. FSC is one of only six business development companies to have an investment grade rating from both S&P and Fitch Ratings, which also recently reaffirmed FSC's rating of 'BBB-.'

"We are very pleased with the outlook revision by Standard & Poor's, which is a reflection of Fifth Street Finance Corp.'s credit risk management, profitability and sound operational management," said Leonard Tannenbaum, Chief Executive Officer of FSC, adding "The improvement in our outlook highlights FSC's high quality portfolio as well as the strength of Fifth Street's origination and underwriting platform, which is a key differentiator from many of our peers. We believe that investing in FSC stock provides a unique opportunity for risk averse investors who seek a diversified portfolio of assets and are looking for a stable income stream."

S&P stated in its report dated May 2, 2014, that the revision of FSC's outlook from 'stable' to 'positive' reflects that "Fifth Street Finance Corp. has maintained strong leverage, a relatively conservative portfolio weighted heavily toward first lien senior secured loans, and has improved its funding profile."

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a leading specialty finance company that provides custom-tailored financing solutions to small and mid-sized companies, primarily in connection with investments by private equity sponsors.  The company originates and invests in one-stop financings, first lien, second lien, mezzanine debt and equity co-investments.  The company's investment objective is to maximize its portfolio's total return by generating current income from its debt investments and capital appreciation from its equity investments.  The company has elected to be regulated as a business development company and is externally managed by Fifth Street Management LLC.  Named both 2013 "Lender Firm of the Year" by The M&A Advisor and "Lender of the Year" by Mergers & Acquisitions, Fifth Street Management is an SEC-registered investment adviser and leading alternative asset manager with over $4 billion in assets under management.  With a track record of more than 15 years, Fifth Street's nationally recognized platform has the ability to hold loans up to $150 million, commit up to $250 million and structure and syndicate transactions up to $500 million. FSC's website can be found at fsc.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company. Words such as "believes," "expects," "estimates," "projects," "anticipates," "should," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Investor Contact:
         Dean Choksi, Executive Director of Finance
         & Head of Investor Relations
         (914) 286-6855
         dchoksi@fifthstreetfinance.com

         Media Contact:
         Nick Rust
         Prosek Partners
         (212) 279-3115 ext. 252
         pro-fifthstreet@prosek.com